EXHIBIT 10.1

                                 Amendment No. 4
                                       to
                       1995 Stock Option Plan, as amended

The 1995 Stock Option Plan, as amended (the "SOP"), is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Option Plan):

The third sentence of Section 3(a) is hereby amended in its entirety and reads in its entirety as follows:

"Subject to adjustment as provided in Section 15 below, the maximum number of shares with respect to which options may be granted to any employee under the Plan shall not exceed 700,000 shares of common stock during any calendar year of the term of the Plan."

Except as aforesaid, the Plan shall remain in full force and effect.

                            Adopted by the Board of Directors on April 16, 2003

                            Approved by stockholders on May 19, 2003